Exhibit 10.2
ALTERNATIVE FUELS AMERICA,  INC.
2011 INCENTIVE STOCK PLAN

This Alternative Fuels America, Inc. 2011 Incentive Stock Plan (the “Plan”) is designed to retain directors, executives and selected employees and consultants and reward them for making contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

1.	Definitions.

“Board” - The Board of Directors of the Company.

“Cause” - means:

(i)
A material breach committed by the Participant of the Participant’s service or fiduciary obligations to the Company (other than mental illness), which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; or

(ii)
The Participant terminating his services with the Company other than for “Good Reason” (as such term is set forth in any employment, consulting, Grant or other agreement between the Company and the Participant); or

(iii)	The conviction of the Participant of a felony based upon a violent crime or a sexual crime involving baseness, vileness or depravity; or

(iv)	Substance abuse by the Participant in a manner which materially affects the performance of the Participant's obligations hereunder; or

(v)	Any act or omission of the Participant which is materially contrary to the business interests, representations or goodwill of the Company; or

(vi)	Such other definition as set forth in any employment, consulting, Grant or other agreement between the Company and the Participant, which agreement shall control.

“Change in Control” - Means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(i)
The acquisition in one transaction by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) representing fifty-one percent (51%) or more of outstanding Stock of the Company; provided, however, that a Change in Control as defined in this clause (1) shall not be deemed to occur in connection with any acquisition by the Company, an employee benefit plan of the Company or any Person who immediately prior to the effective date of this Plan is a holder of Stock (a “Current Shareholder”) so long as such acquisition does not result in any Person other than the Company, such employee benefit plan or such Current Shareholder beneficially owning shares or securities representing fifty-one percent (51%) or more of the outstanding Stock; or

(ii)
On the date that, during any 12-month period, an election occurs of persons as directors of the Company that causes two-thirds or more of the Board to consist of persons other than (i) persons who, were members of the Board on the effective date of this Plan and (ii) persons who were nominated by the Board for election as members of the Board at a time when at least two-thirds of the Board consisted of persons who were members of the Board on the effective date of this Plan; provided, however, that any person nominated for election by the Board when at least two-thirds of the members of the Board are persons described in subclause (i) or (ii) and persons who were themselves previously nominated in accordance with this clause (2) shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in subclause (ii); or

(iii)
Closing of a reorganization, merger, consolidation or similar transaction of the Company (a “Reorganization Transaction”), in each case, unless, immediately following such Reorganization Transaction, more than fifty percent (50%) of, respectively, the outstanding shares of common stock (or similar equity security) of the corporation or other entity resulting from or surviving such Reorganization Transaction and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the outstanding Stock immediately prior to such Reorganization Transaction in substantially the same proportions as their ownership of the outstanding Stock immediately prior to such Reorganization Transaction; or

(iv)
The Company Closing of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company to a corporation or other entity, unless, with respect to such corporation or other entity, immediately following such sale or other disposition more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of such corporation or other entity and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the outstanding Stock immediately prior to such sale or disposition in substantially the same proportions as their ownership of the outstanding Stock immediately prior to such sale or disposition.

“Code” - The Internal Revenue Code of 1986, as amended from time to time.

“Committee” - The Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board who are disinterested persons, as contemplated by Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934.

“Company” – American Fuels America, Inc., a Delaware corporation and its subsidiaries including subsidiaries of subsidiaries.

“Disability” - Means, and a Participant shall be considered disabled, if the Participant meets one of the following requirements:

(i)
The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

(ii)
The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant's employer; or

(iii)	Such other definition of Disability as provided in an employment, consulting, Grant or other agreement between the Company and the Participants, the provisions of which agreement shall control.

“Exchange Act” - The Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” - The fair market value of the Company's issued and outstanding Stock as determined in good faith by the Board or Committee, which determination shall be conclusive and binding; provided however, that if there is a public market for such Stock, the Fair Market Value per share shall be the average of the bid and asked prices on the date of grant of the Option, or if listed on Nasdaq or a stock exchange, the closing price on Nasdaq or such exchange on such date of grant.

“Grant” - The grant of any form of stock option, stock award, or stock purchase offer, whether granted singly, in combination, or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Grant Agreement” - An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

“Incentive Stock Option” – An employee stock option that meets the requirements of Section 422 of Code when granted and at all times beginning from the grant until its exercise.

“Nonstatutory Option” – Defined in Section 3 of the Plan.

“Option” - Either an Incentive Stock Option, in accordance with Section 422 of Code, or a Nonstatutory Option, to purchase the Company's Stock that may be awarded to a Participant under the Plan. A Participant who receives an award of an Option shall be referred to as an “Optionee.”

“Participant” - A director, advisory board member, officer, employee or consultant of the Company to whom an Award has been made under the Plan.

“Restricted Stock” – Defined in Section 6 of the Plan.

“Restricted Stock Award” – A grant made under the Plan in Restricted Stock.

“Restricted Stock Unit” - A Grant made under the Plan denominated in units of Restricted Stock.

“Securities Act” - The Securities Act of 1933, as amended from time to time.

“Stock” - Authorized and issued or unissued shares of common stock of the Company.

“Stock Award” - A Grant made under the Plan in Restricted Stock or denominated in units of Restricted Stock.

“Ten Percent Holder” – Defined in Section 3 of the Plan.

2.
Administration.  The Plan shall be administered by the Board, provided however, that the Board may delegate such administration to the Committee.  Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422 of the Code, or Nonstatutory Options, Stock Awards; (b) determine in good faith the fair market value of the Stock covered by any Grant; (c) determine which eligible persons shall receive Grants and the number of shares, restrictions, terms and conditions to be included in such Grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Grant; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant or amend the vesting date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan or any Grant; and (h) make all other determinations necessary or advisable for the Plan's administration.  The interpretation and construction by the Board of any provisions of the Plan or selection of Participants shall be conclusive and final.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made thereunder.  The Board shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising by resignation, death, removal, or otherwise.  Meetings shall be held at such times and places as shall be determined by the Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.

3.	Eligibility.

General:  The persons who shall be eligible to receive Grants shall be directors, advisory board members, officers and employees of or consultants to the Company. The term consultant shall mean any person, other than an employee, who is engaged by the Company to render services and is compensated for such services.  An Optionee may hold more than one Option.

Incentive Stock Options: Incentive Stock Options may only be issued to employees of the Company.  Incentive Stock Options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director's fee shall not be sufficient to constitute employment by the Company.

The Company shall not grant an Incentive Stock Option under the Plan to any employee if such Grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under the Plan or any other plan maintained by the Company, with respect to shares of Stock having an aggregate fair market value, determined as of the date the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option shall be considered a “Nonstatutory Option”. To the extent the employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Nonstatutory Option.

Nonstatutory Option:  The provisions of the foregoing Section 3 shall not apply to any Option designated as a “Nonstatutory Option” or sets forth the intention of the parties that the Option be a Nonstatutory Option.

Stock Awards:  The provisions of this Section 3 shall not apply to any Stock Award under the Plan.

4.	Stock.

Authorized Stock:  Stock subject to Grants may be either unissued or reacquired Stock.

Number of Shares:  Subject to adjustment as provided in Sections 5 and 9 of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options or Stock Awards, or purchased indirectly through exercise of Options granted under the Plan shall not exceed Two Million Five Hundred Thousand (2,500,000) shares of Stock.  If any Grant shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for Grants with respect thereto under the Plan as though no Grant had previously occurred with respect to such shares.  Any shares of Stock issued pursuant to a Grant and repurchased pursuant to the terms thereof shall be available for future Grants as though not previously covered by a Grant.

Reservation of Shares:  The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan.  If, after reasonable efforts, which efforts shall not include the registration of the Plan or Grants under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

Application of Funds:  The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options or rights under Stock Purchase Agreements will be used for general corporate purposes.

No Obligation to Exercise:  The issuance of a Grant shall not impose any obligation upon the Participant to exercise any rights under such Grant.

5.
Terms and Conditions of Options.  Options granted hereunder shall be evidenced by agreements between the Company and the respective Optionees, in the form approved by the Board or Committee.  Option agreements need not be identical, and in each case may include such provisions as the Board or Committee may determine, but all such agreements shall be subject to and limited by the following terms and conditions:

Number of Shares:  Each Option shall state the number of shares to which it pertains.

Exercise Price:  Each Option shall state the exercise price, which shall be determined as follows:

(i)
Any Incentive Stock Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company (“Ten Percent Holder”) shall have an exercise price of no less than one hundred ten percent (110%) of the Fair Market Value of the Stock as of the date of grant; and

(ii)
Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder shall have an exercise price of no less than 100% of the Fair Market Value of the Stock as of the date of grant.

(iii)	In no event shall an Option’s exercise price be less than fair market value of the underlying Stock on the date of grant.

Medium and Time of Payment:  The exercise price shall become immediately due upon exercise of the Option and shall be paid in cash or check made payable to the Company.  Should the Company's outstanding Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the exercise price may also be paid as follows:

(i)
In shares of Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

(ii)
Through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

At the discretion of the Board or the Committee, exercisable either at the time of Option grant or of Option exercise, the exercise price may also be paid in such other form of consideration permitted by the Delaware corporations law as may be acceptable to the Board, or the Committee, including, without limitation, a promissory note or by means of a “cashless” exercise.

Term and Exercise of Options:  Any Option granted hereunder shall become exercisable over a period of no longer than five (5) years, subject to such other conditions imposed by the Board or the Committee in its sole discretion, provided however, to the extent the right to exercise any Option(s) pursuant to an agreement between the Company and a Participant is based upon an event.  In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of five (5) years from the date of the Option.  Unless otherwise specified by the Board or the Committee in the resolution authorizing such Option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective Option agreements may provide.  During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, and no other person shall acquire any rights therein.  To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the Option agreement, whether or not other installments are then exercisable.

Termination of Status as Employee, Director or Advisory Board Member or Consultants:  If the services of an employee, director, advisory board member or consultant are terminated, the Board may specify the period during which Options granted to such Participants may be exercised after termination of Optionee’s employment or services, which shall not be less than thirty (30) days nor more than one year after such termination, but in no event more than the remaining term of the Option.  Notwithstanding the foregoing, in the case of termination for “Cause,” the Option shall automatically terminate as of the termination of employment or services.  The Option may be exercised only with respect to installments that the Optionee could have exercised at the date of termination of employment or services. Nothing contained herein or in any Option granted pursuant hereto shall be construed to affect or restrict in any way the right of the Company to terminate the employment or services of an Optionee with or without cause.

Disability of Optionee: If an Optionee is disabled (within the meaning of this Plan) at the time of termination, the portion of such Optionee’s Option which was exercisable at the date of termination may be exercised in whole or in part, for such period, as determined by the Board and set forth in the Option, of not less than six (6) months nor more than one year after such termination, but in no event more than the remaining term of the Option.  The Option may be so exercised only with respect to installments exercisable at the time of Optionee’s Disability and not previously exercised by Optionee.

Death of Optionee:  If an Optionee dies while employed by, engaged as a consultant to, or serving as a Director of the Company, the portion of such Optionee's Option which was exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option at any time within (i) a period, as determined by the Board and set forth in the Option, of not less than six (6) months nor more than one (1) year after Optionee's death, which period shall not be more, in the case of a Nonstatutory Option, than the period for exercise following termination of employment or services, or (ii) during the remaining term of the Option, whichever is the lesser. The Option may be so exercised only with respect to installments exercisable at the time of Optionee's death and not previously exercised by Optionee.

Nontransferability of Option:  No Option shall be transferable by the Optionee, except by will or by the laws of descent and distribution.

Recapitalization:  Subject to any required action of shareholders, the number of shares of Stock covered by each outstanding Option, and the exercise price per share thereof set forth in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, stock dividend, combination, subdivision or reclassification of shares, or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided, however, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration” by the Company.

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”), unless otherwise provided by the Board, this Option shall terminate immediately prior to such date as is determined by the Board, which date shall be no later than the consummation of such Reorganization.  In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, in its sole and absolute discretion and without obligation, the right for a period commencing thirty (30) days prior to and ending immediately prior to the date determined by the Board pursuant hereto for termination of the Option or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options without regard to the installment provisions of Section 6 of the Plan; provided, that any such right granted shall be granted to all Optionees not receiving an offer to receive substitute options on a consistent basis, and provided further, that any such exercise shall be subject to the consummation of such Reorganization.

Subject to any required action of shareholders, if the Company shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of Stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation.

In the event of a change in the Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided in this Section 5, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The Grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

Rights as a Shareholder:  An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the effective date of the exercise of such Option by Optionee.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in this Section 5.

Modification, Acceleration, and Renewal of Options:  Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an Option, or, once an Option is exercisable, accelerate the rate at which it may be exercised, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is permissible under Section 422 of the Code and applicable state securities laws.  Notwithstanding the provisions of this Section 5, however, no modification of an Option shall, (i) extend beyond its original term; and (ii) without the consent of the Optionee, alter to the Optionee's detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

Other Provisions: The Option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable.  Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Company, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Code, the Securities Act, the Exchange Act, applicable state securities laws, Delaware corporation law, and the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Company are listed.  Without limiting the generality of the foregoing, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine that (i) the satisfaction of withholding tax or other similar liabilities, or (ii) the listing, registration or qualification of any shares covered by such exercise upon any securities exchange or under any state or federal law, or (iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable in connection with such exercise or the issuance of shares thereunder, then in any such event, such exercise shall not be effective unless such withholding, listing registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.  Notwithstanding the foregoing, the Company shall take all commercially reasonable efforts to ensure that the shares may be issuable upon exercise of an Option.

6.	Stock Awards.

Types of Grants.

Restricted Stock Awards.  Restricted Stock Awards may be granted to any eligible Participant selected by the Board or the Committee in such amounts and subject to such terms and conditions as determined by the Board or the Committee.  The Board or the Committee shall specify the purchase price, if any, to be paid by an eligible Participant to the Company with respect to any Restricted Stock Award; provided, however, that value of the consideration shall not be less than the par value of Stock, unless otherwise permitted by applicable law.  All Restricted Stock Awards will be made pursuant to the execution of a Restricted Stock Award Agreement in the form approved by the Board or Committee.

Vesting of Restricted Stock Awards.  At the time of grant, the Board or the Committee shall specify the date(s) on which the Restricted Stock Award shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon duration of employment or directorship with the Company or any affiliate, one or more performance criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board or the Committee.

Restricted Stock Units.  Restricted Stock Units may be granted to any eligible Participant selected by the Board or the Committee in such amounts and subject to such terms and conditions as determined by the Board or the Committee.  Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Board or the Committee in its sole discretion.  The Board or the Committee shall specify the purchase price, if any, to be paid by to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of Stock, unless otherwise permitted by applicable law.  All Restricted Stock Units will be made pursuant to the execution of a Restricted Stock Units Agreement in the form approved by the Board or Committee.

Vesting of Restricted Stock Units.  At the time of grant, the Board or the Committee shall specify the date(s) on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon duration of employment or directorship with the Company or any affiliate, one or more performance criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board or the Committee.

Maturity and Payment.  At the time of grant, the Board or the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date(s) of the award and may be determined at the election of the Participant; provided that, except as otherwise determined by the Board or the Committee, set forth in any applicable Stock Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests.  On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Board or the Committee, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Stock as determined by the Board or the Committee.

Payment upon Termination of Service.  An award of Restricted Stock Units shall only be payable while the Participant is an employee or member of the Board, as applicable; provided, however, that the Board or the Committee, in its sole and absolute discretion may provide (in a Stock Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a termination of service in certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified termination of service.

No Rights as a Shareholder.  Unless otherwise determined by the Board or the Committee, a Participant who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the shares represented by such Restricted Stock Units, unless and until the same are transferred to the Participant pursuant to the terms of this Plan and the Stock Award Agreement.

Conditions and Restrictions.  Shares of Stock which Participants may receive as a Stock Award under a Stock Award Agreement may include such restrictions as the Board or Committee, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions.  When transfer of Stock is so restricted or subject to forfeiture provisions it is referred to as “Restricted Stock.” Further, with Board or Committee approval, Stock Awards may be deferred, either in the form of installments or a future lump sum distribution.  The Board or Committee may permit selected Participants to elect to defer distributions of Stock Awards in accordance with procedures established by the Board or Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for distribution after retirement.  Any deferred distribution, whether elected by the Participant or specified by the Stock Award Agreement or by the Board or Committee, may require the payment be forfeited in accordance with the provisions of Section 6.  Dividends or dividend equivalent rights may be extended to and made part of any Stock Award denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Board or Committee may establish.

7.
Cancellation and Rescission of Grants.  Unless the Stock Award Agreement specifies otherwise, the Board or Committee, as applicable, may cancel any unexpired, unpaid, or deferred Grants at any time if the Participant is not in compliance with all other applicable provisions of the Stock Award Agreement, the Plan and with the following conditions:

A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Board or Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.  For Participants whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances.  A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than ten percent (10%) equity interest in the organization or business.

A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as defined in a Company agreement regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

A Participant shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

Upon exercise, payment or delivery pursuant to a Grant, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan.  Failure to comply with all of the provisions of this Section 7 prior to, or during the six months after, any exercise, payment or delivery pursuant to a Grant shall cause such exercise, payment or delivery to be rescinded.  The Company shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment or delivery.  Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to a Grant. Such payment shall be made either in cash or by returning to the Company the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

Nonassignability.

(i)
Except pursuant to Section 5, no Grant or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

(ii)
Where a Participant terminates employment and retains a Grant pursuant to Section 5  in order to assume a position with a governmental, charitable or educational institution, the Board or Committee, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a “blind” trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Board or Committee, to act on behalf of the Participant with regard to such Stock Awards.

Termination of Employment.  If the employment or service to the Company of a Participant terminates, other than pursuant to any of the following provisions under this Section 7, all unexercised, deferred and unpaid Stock Awards shall be cancelled immediately, unless the Stock Award Agreement provides otherwise:

(i)
Retirement Under a Company Retirement Plan.  When a Participant's employment terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Board or Committee may permit Stock Awards to continue in effect beyond the date of retirement in accordance with the applicable Grant Agreement and the exercisability and vesting of any such Grants may be accelerated.

(ii)
Rights in the Best Interests of the Company.  When a Participant resigns from the Company or terminates providing its services to the Company and, in the judgment of the Board or Committee, the acceleration and/or continuation of outstanding Stock Awards would be in the best interests of the Company, the Board or Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Grants issued prior to such termination and (ii) permit the exercise, vesting and payment of such Grants for such period as may be set forth in the applicable Grant Agreement, subject to earlier cancellation pursuant to Section 10 or at such time as the Board or Committee shall deem the continuation of all or any part of the Participant's Grants are not in the Company's best interest.

(iii)	Death or Disability of a Participant.

(1)
In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the expiration date specified in the Grant Agreement within which to receive or exercise any outstanding Grant held by the Participant under such terms as may be specified in the applicable Grant Agreement. Rights to any such outstanding Grants shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction.  Grants so passing shall be made at such times and in such manner as if the Participant were living.

(2)
In the event a Participant is deemed by the Board or Committee to be disabled, Grants and rights to any such Grants may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(3)
After the death or disability of a Participant, the Board or Committee may in its sole discretion at any time (i) terminate restrictions in Grant Agreement; (ii) accelerate any or all installments and rights; and (iii) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative; notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Grant might ultimately have become payable to other beneficiaries.

(4)	In the event of uncertainty as to interpretation of or controversies concerning this Section 7, the determinations of the Board or Committee, as applicable, shall be binding and conclusive.

8.
Change in Control. Unless otherwise provided in the applicable Grant Agreement, in the event of a Change in Control, one hundred percent (100%) of the vesting restrictions applicable to each Participant's Grant(s) shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates or exercise of Options, to the extent that a Participant's Option(s) are unvested, one hundred percent (100%) of such unvested portion shall vest.

9.
Investment Intent.  All Grants under the Plan are intended to be exempt from registration under the Securities Act provided by Rule 701 thereunder.  Unless and until the granting of Options or sale and issuance of Stock subject to the Plan are registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Grant under the Plan shall provide that the purchases or other acquisitions of Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Securities Act, each Grant shall provide that no shares shall be purchased upon the exercise of the rights under such Grant unless and until (i) all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (ii) if requested to do so by the Company, the person exercising the rights under the Grant shall (A) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (B) execute and deliver to the Company a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Company may require.  If shares are issued upon exercise of any rights under a Grant without registration under the Securities Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such rights.

10.
Amendment, Modification, Suspension or Discontinuance of the Plan.  The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Grants may be granted, (iii) materially increase the benefits to Participants, or (iv) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option, or Stock Award, outstanding as of the date thereof without the written consent of the Participant thereunder.  No Grant may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally (a) the number of shares of Stock (i) reserved under the Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding Stock Awards; (b) the Stock prices related to outstanding Grants; and (c) the appropriate Fair Market Value and other price determinations for such Grants.  In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant Agreements for previously issued Grants or an assumption of previously issued Grants.

11.
Tax Withholding.  The Company shall have the right to deduct applicable taxes from any Grant payment and withhold, at the time of delivery or exercise of Options, Stock Awards or vesting of shares under such Grants, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.  If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12.
Availability of Information.  During the term of the Plan and any additional period during which a Grant granted pursuant to the Plan shall be exercisable, the Company shall make available, not later than one hundred and twenty (120) days following the close of each of its fiscal years, such financial and other information regarding the Company as is required by the bylaws of the Company and applicable law to be furnished in an annual report to the shareholders of the Company.

13.
Notice.   Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

14.
Indemnification of Board. In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Grant granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

15.
Governing Law.  The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

16.
Effective and Termination Dates.  The Plan shall become effective on the date it is approved by the Board.  The Plan shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 10.

This 2011 Incentive Stock Plan was duly adopted and approved by the Board effective the 1st day of October, 2011.